UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 19, 2008

Date of Report (Date of earliest event reported)

VERTICAL BRANDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31667	13-3579974
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

16000 Ventura Blvd., Suite 301

Encino, CA 91436

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (818) 926-4900

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2008, Gottbetter Capital Master Ltd. (“Gottbetter”) converted $25,000 of outstanding principal on one of two convertible promissory notes issued by the Company in August and September of 2006 (the “Notes”) into 52,532 shares of Company common stock.  Conversion of the note occurred pursuant to an arrangement under which, in addition to the terms contained in the Notes, Gottbetter may convert, in any thirty (30) day period, an aggregate of up to $250,000 in principal and interest on the Notes into Company common stock at a value per share equal to the volume-weighted average price (“VWAP”) for the Company’s common stock on the date of conversion minus $0.02, with such value not to be below $0.375.  Amounts converted reduce the Company’s obligation to make principal installment or interest payments in cash.  This arrangement is terminable by the Company at any time on two days notice.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2008	VERTICAL BRANDING, INC.

	By:	/s/ Daniel McCleerey
Daniel McCleerey
Chief Financial Officer